COMMON STOCK

IC

COMMON STOCK

Incyte Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN SAN FRANCISCO, CA OR RIDGEFIELD PARK, NJ

SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SHARES

CUSIP 45337C 10 2

This certifies that

is the Record Holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF

Incyte Corporation

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Corporate Secretary

Incyte Corporation
INCORPORATED
APRIL 8,
1991
DELAWARE

President

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

By

AUTHORIZED OFFICER

Incyte Corporation

The Corporation is authorized to issue Common Stock and Preferred Stock. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, insofar as the same shall have been fixed, and of the authority of the Board of Directors to designate any preferences, rights and limitations of any wholly unissued series. Any such request should be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________
(State)

UNIF TRF MIN ACT–________ Custodian (until age ______)
(Cust)
________ under Uniform Transfers
(Minor)
to Minors Act ________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Incyte Corporation (the "Company") and Mellon Investor Services LLC (the "Rights Agent") dated as of March 15, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related Persons and any subsequent holder of such Rights may become null and void.